Exhibit 99.1

Battalion Oil Appoints Brad Juneau to Board of Directors

Houston, Texas, Oct. 1, 2026 (GLOBE NEWSWIRE) -- Battalion Oil Corporation (NYSE American: BATL) (“Battalion” or the “Company”) today announced that John “Brad” Juneau has joined its Board of Directors, effective September 30, 2026. Mr. Juneau brings more than 40 years of extensive experience in oil and gas exploration and development, executive management, public company board service, and mergers and acquisitions. In connection with Mr. Juneau’s appointment as an independent director, the Company’s Board of Directors was expanded to five members.

Mr. Juneau’s appointment follows the Board’s previously stated intention, following director changes announced in March 2026, to identify and appoint additional independent directors who would further strengthen the Board’s composition and governance. His appointment maintains a majority-independent Board.

Mr. Juneau is the founder and sole manager of Juneau Exploration, L.P. (“Juneau Exploration”), a private prospect generation and exploration company. He currently serves as a director of Talos Energy Inc. (“Talos”), where he is a member of the Compensation Committee and the Safety, Sustainability and Corporate Responsibility Committee, and also serves as a director of Contango Silver & Gold Inc. (“Contango Ore”), having previously served as its Chairman. He joined the Talos board in 2018 following its combination with Stone Energy Corporation, where he had served as a director since 2017.

In 1999, Mr. Juneau co-founded Contango Oil & Gas Company (“Contango”) with the late Kenneth R. Peak. Contango discovered and developed several new fields in South Texas and the Gulf of Mexico, including the Dutch and Mary Rose fields, increasing Contango stock price from $0.20/share to a high of $75/share. Previously, Mr. Juneau spent 11 years at Zilkha Energy Company (“Zilkha”), joining as Vice President of Operations before rising to Senior Vice President of Exploration, where he built and led the in-house technical team responsible for generating the company’s offshore Gulf of Mexico prospects using regional 3D seismic. Zilkha was sold to Sonat, Inc. in 1998 for $1.5 billion.

Through Juneau Exploration, Mr. Juneau led the 2009 gold discovery in eastern interior Alaska that became the Manh Choh project, which was later spun out into Contango Ore and commenced production in 2024. Juneau Exploration currently manages an ultra-deep natural gas project in South Louisiana and is partnered on an oil exploration project on Alaska’s North Slope. Mr. Juneau holds a B.S. in Petroleum Engineering from Louisiana State University.

Management Comments

“Brad has spent four decades finding and developing hydrocarbons and building companies around those discoveries, and just as often, building them toward a well-timed sale or combination, from Zilkha Energy’s sale to Sonat to Stone Energy’s combination with Talos,” said

Matt Steele, Chief Executive Officer. “That is precisely the kind of accretive, consolidation-minded experience we want on our Board. His technical expertise as a petroleum engineer, his proven record of creating value for shareholders, and his public company board experience make him a valuable addition as we execute our strategy. We are pleased to welcome him to the Board.”

“Battalion has a quality asset base that we can build on and a management team that can execute. Together we can create substantial shareholder value. I’ve spent my career finding value in overlooked positions and helping build them into something bigger. I look forward to working with the Board and management toward that same outcome for Battalion’s shareholders,” said Mr. Juneau.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements in this release include, among others, statements about the anticipated contributions of Mr. Juneau to the Board and the Company’s strategy. Forward-looking statements may often, but not always, be identified by the use of words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “possible” or “probable,” or statements that certain actions, events or results “may,” “will,” “should” or “could” be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations, involve certain assumptions or estimates, and are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, its subsequent Quarterly Reports on Form 10-Q, and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact Data

Matthew B. Steele

Chief Executive Officer

832-538-0300